UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2019

Iterum Therapeutics plc
(Exact name of registrant as specified in its charter)
Ireland	001-38503	98-1283148
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Block 2 Floor 3, Harcourt Centre, Harcourt Street, Dublin 2, Ireland		Not Applicable
(Address of principal executive offices)		(Zip Code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	ITRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 13, 2019, Iterum Therapeutics plc (the “Company”) held its annual general meeting of shareholders, at which the Company’s shareholders voted on the following proposals each of which is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2019.

Proposal No. 1: Election of Directors.  The shareholders re-elected, by separate resolutions, David G. Kelly and Mark Chin to the Company’s board of directors as Class I directors, each to serve for a three-year term expiring at the 2022 annual general meeting of shareholders.  The results of the shareholders’ vote for the re-election of such Class I directors were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
David G. Kelly	9,819,953	507,044	3,636	770,769
Mark Chin	10,282,957	44,040	3,636	770,769

Proposal No. 2: Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm for 2019 and Authorization of the Board of Directors to Approve the Remuneration of the Independent Registered Public Accounting Firm.  The shareholders ratified, in a non-binding vote, the appointment of KPMG as the Company’s independent registered public accounting firm for its fiscal year ended December 31, 2019 and authorized the Company’s board of directors, acting through its audit committee, to set the independent registered public accounting firm’s remuneration.

For	Against	Abstain
11,003,523	60,582	37,297

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iterum Therapeutics plc

Dated: June 17, 2019
	By:	/s/ Corey N. Fishman
Corey N. Fishman
Chief Executive Officer